Exhibit 24.1

POWER OF ATTORNEY1

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Minister of Finance of the Republic of South Africa (the “Republic”), by his execution hereof, does hereby constitute and appoint Thuto Shomang, Lungisa Fuzile and Monale Ratsoma and any of them acting individually, as his true and lawful attorney in fact and agent, for him and in his name, place and stead:

(i)	to settle, execute and sign, and to file, any and all amendments, updates, and all related ancillary documentation to the Form 18-K (File No. 033-85866) (the “Form 18-K”), as filed with the U.S. Securities Exchange Commission (the “Commission”) on November 30, 2011 and any and all post-effective amendments, with all exhibits thereto, to the Shelf Registration Statement No. 333-163821 with respect to the securities of the Republic filed by the Republic on December 18, 2009, pursuant to the provisions of the Securities Act 1933, as amended;

(ii)	to settle, execute and sign, and to file, any and all documents, amendments, updates and all related ancillary documentation relating to:

1.	the offering for cash of newly issued United States Dollar-denominated Notes (the “New Notes”) pursuant to a global bond offering (the “Global Bond Offering”);

(iii)	to settle, execute and sign any and all offers, contracts, agreements, prospectus supplements, consents, certificates and documents in relation to (i) any issue of debt securities and the listing of the debt securities on any international stock exchange in terms of the Republic’s Global Bond Offering in the United States (and any reopening thereof), and anywhere outside the United States pursuant to the Form 18-K and the Shelf Registration Statement; and/or (ii) such Transactions, (including, but not limited to, an Underwriting Agreement, Notes, Pricing Agreements, Luxembourg Exchange Agreement, Dealer Manager Agreement with any dealers as may be determined, an Information and Exchange Agent Agreement with any information and exchange agent as may be determined and various certificates), and any and all documents required to be delivered pursuant to the aforementioned Transactions and/or agreements, in each case and any amendments thereto and with such additions, deletions, amendments or modifications as said attorney-in-fact and agent may deem necessary or advisable, and further, in the case of paragraphs (i) and (ii) above, to do any and all acts and things and execute and sign any and all other documents and instruments in connection therewith as said attorney-in-fact and agent will full power and authority, to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of the said attorney-in-fact and agent which may be lawfully do or cause to be done by virtue hereof.

PROVIDED THAT, this Power of Attorney shall not constitute a delegation of the Minister of Finance’s powers to borrow money on behalf of the Republic in terms of section 72 of the Public Finance Management Act, 1999 (Act No. 1 of 1999).

[1]	All relevant portions of this Power of Attorney have been filed.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand.

Date: December 12, 2011	By:	/s/ Pravin Gordhan
Pravin Gordhan
Minister of Finance of the
Republic of South Africa